Exhibit  23


                          INDEPENDENT AUDITORS CONSENT



     We consent to the incorporation by reference in Registration Statement No. 33-26617A of CBR Brewing Company, Inc. on Form S-8 of our report dated April 10, 2001 appearing in this Annual Report on Form 10-K of CBR Brewing Company, Inc. for the year ended December 31, 2000.




/s/  Deloitte Touche Tohmatsu
Hong  Kong
April  11,  2001


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